CINCINNATI MILACRON INC.                                    PROXY
4701 Marburg Avenue
Cincinnati, Ohio 45209        This proxy is solicited on behalf of the Board of
                              Directors

          Proxy for Annual Meeting of Shareholders To Be Held April 26, 1994

     James A. D. Geier, Lyle Everingham and Joseph A. Steger (each with power to act alone and power of substitution) are hereby authorized to represent and to vote all the shares of stock held of record by the undersigned at the Annual Meeting of Shareholders to be held April 26, 1994, and any adjournment thereof, on all business that may properly come before the meeting, including the election of directors, approval of the 1994 Long-Term Incentive Plan and the confirmation of the appointment of auditors.

     This proxy when properly executed will be voted as directed by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" all the nominees for director listed in Item (1) below, "FOR" Item (2) below and "FOR" Item (3) below.

(1) Election of Directors.......NOMINEES: Darryl F. Allen, James E. Perrella
                                and Harry C. Stonecipher (3 year term)
[INSTRUCTION: on the reverse side, indicate the number of shares voted in the appropriate column.]

(2) Approval of the 1994 Long-Term Incentive Plan
[INSTRUCTION: on the reverse side, indicate the number of shares voted in the appropriate column.]

(3) Confirm Appointment of Ernst & Young as independent auditors.
[INSTRUCTIONS: on the reverse side, indicate the number of shares voted in the appropriate column.]

[continued from the reverse side]
                      Shares acquired prior to      Shares acquired after
                          February 2, 1991.            February 1, 1991.
                      ________________________      _____________________
                    (Post number of shares not     (Post number of shares not
                     number of votes)              number of votes)

                         FOR       WITHHOLD            FOR      WITHHOLD

1. DIRECTORS:
   Darryl F. Allen         __shs.     ____shs.              __shs.   ____shs.
   James E. Perrella       __shs.     ____shs.              __shs.   ____shs.
   Harry C. Stonecipher    __shs.     ____shs.              __shs.   ____shs.

                             FOR    AGAINST   ABSTAIN   FOR   AGAINST    ABSTAIN

2. Approval of the 1994
   Long-Term Incentive Plan  __shs.  __shs.  ___shs.  __shs.  ____shs.  ____shs.

3. Confirm Auditors          __shs.  __shs.  ___shs.  __shs.  ____shs.  ____shs.
                                                   Dated.................,1994

POST ONLY RECORD POSITION; DO NOT TABULATE VOTES   ...........................
                                                    Signature of Shareholder
                                                   ...........................
                                                    Signature of Shareholder
                                                    (if held jointly)

PLEASE COMPLETE, DATE, SIGN, AND RETURN      Please sign your name exactly as
IN THE ENCLOSED ENVELOPE-NO                  it appears hereon. When signing
POSTAGE NECESSARY                            as attorney, executor,
                                             administrator, trustee or
                                             guardian, please give your
                                             full title as such.  If a
                                             coporation, please sign in full
                                             corporate name by authorized
                                             officer. If a partnership,
                                             please sign in partnership name by
                                             authorized person. A proxy for
                                             shares held jointly by two
                                             or more persons should be
                                             signed by all.